Exhibit 10.32

FOURTH AMENDED AND RESTATED

2014 CREDIT FACILITY AGREEMENT

FOURTH AMENDED AND RESTATED 2014 CREDIT FACILITY AGREEMENT (the “Agreement”) by and between Protalex, Inc., a Delaware corporation (the “Company”) and Niobe Ventures, LLC, a Delaware limited liability company (“Niobe”), dated as of June 1, 2017.

WHEREAS, the Company and Niobe are currently parties to the Third Amended and Restated 2014 Credit Facility Agreement, dated as of October 31, 2016, covering up to $11.25 million of loans from Niobe to the Company (the “Credit Facility”), of which an aggregate of $11.080 million in loans have been funded to date (the “Current Credit Facility Balance”); and

WHEREAS, incremental to the Credit Facility and the Current Credit Facility Balance, Niobe is the holder of a Consolidated, Amended and Restated Promissory Note in the principal amount of $9,219,366 issued by the Company on October 11, 2013 (the “Outstanding Note”); and

WHEREAS, Niobe and the Company desire to increase the maximum amount of the Credit Facility to $13.05 million and to provide for further loans thereunder by the Company.

NOW THEREFORE, the parties hereby agree as follows:

1.	Credit Facility.

(a)          Niobe hereby agrees that it will make available to the Company up to $13.05 million (including the Current Credit Facility Balance) in the form of secured loans at the request of the Company made at any time prior to March 31, 2018 (the “Expiration Date”) in increments of up to $400,000 in any calendar month; provided, however, that there shall have been no material adverse development in the Company’s clinical testing of PRTX-100 (a “Material Adverse Event”) prior to any proposed funding date.

(b)          Niobe shall only be obligated to make loans to the Company hereunder to the extent that the conditions set forth herein are satisfied.

(c)          Notwithstanding anything to the contrary that may be contained herein, in no event shall Niobe be required to loan the Company more than $13.05 million hereunder, or to make any loan at any time after the Expiration Date.

2.	Request for Loans.

At any time prior to the Expiration Date, the Company may request that Niobe make a loan to the Company by submitting to Niobe a written request therefor (a “Loan Request”), which Loan Request must contain: (i) the amount of the loan requested to be made; (ii) a certification that no Material Adverse Event has occurred; and (iii) the aggregate principal amount of all loans made to the Company by Niobe pursuant to the 2014 Credit Facility Agreement, as amended, prior to such request. Such Loan Request must be accompanied by a written certification signed by an executive officer of the Company certifying that no Event of Default has occurred and is continuing under any outstanding note of the Company.

3.	Loans.

(a)          Within ten (10) days of the receipt of a Loan Request which satisfies the terms and conditions hereunder, Niobe shall make a loan to the Company in an amount equal to the lesser of (i) the amount sought in such Loan Request, or (ii) $13.05 million less the aggregate amount of all loans previously made to the Company by Niobe pursuant to the 2014 Credit Facility Agreement, as amended (the “Available Amount”);

(b)          If the amount sought in a Loan Request is in excess of the Available Amount, Niobe, in its sole and absolute discretion, may (but shall not be obligated to) make a loan to the Company for all or any portion of such excess.

(c)          Each loan made to the Company by Niobe shall be represented by a Senior Secured Promissory Note in the form of Exhibit A annexed hereto (a “Note”).

(d)          The obligations of the Company pursuant to each Note shall be secured by a first priority perfected security interest in all of the assets of the Company pursuant to the Sixth Consolidated, Amended and Restated Security Agreement in the form of Exhibit B annexed hereto.

4.	Notices.

All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by nationally-recognized overnight courier or by registered or certified mail, postage prepaid, return receipt requested or by facsimile, with confirmation as provided above addressed as follows:

If to Company:

Protalex, Inc.

131 Columbia Turnpike, Suite 1

Florham Park, NJ 07932

Attention: Chief Financial Officer

With copies to

Morse, Zelnick, Rose & Lander LLP

825 Third Avenue, 16th Floor

New York, NY 10022

Attention: Kenneth S. Rose, Esq.

Fax: 212-208-6809

If to Niobe:

Niobe Ventures, LLC

c/o Arnold P. Kling

410 Park Avenue, 17th Floor

New York, NY 10022

Attention: Arnold P. Kling, Manager

Fax: 212-713-1818

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5.	Governing Law.

All questions concerning the construction, validity, enforcement and interpretation of this Agreement, and any claim, controversy or dispute arising under or related to this Agreement, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties hereunder shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state or federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

6.	Waiver.

Any waiver by the Company or Niobe of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of the Company or Niobe to insist upon strict adherence to any provision of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that provision or any other provision of this Agreement. Any waiver must be in writing.

7.	Severability.

If any provision of this Agreement is invalid, illegal or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

PROTALEX, INC.

By:
Kirk M. Warshaw
Chief Financial Officer

NIOBE VENTURES, LLC

By:
Arnold P. Kling
Manager

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EXHIBIT A

SECURED PROMISSORY NOTE

$__________________	___________, 2017
New York, New York

FOR VALUE RECEIVED, PROTALEX, INC., a Delaware corporation (“Protalex”), having an address at 131 Columbia Turnpike, Suite 1, Florham Park, NJ 07932 (the “Company”), unconditionally promise to pay to the order of NIOBE VENTURES, LLC, a Delaware limited liability company (hereinafter referred to as the “Holder”), at the offices of Morse, Zelnick, Rose & Lander LLP, 825 Third Avenue, 16th floor, New York, New York 10022, or at such other place as Holder may designate in writing, the principal sum of ________________________________ and 00/100 Dollars ($_________.00) (the “Principal Sum”), with interest thereon computed from the date hereof until maturity, whether on the Maturity Date (as hereinafter defined), by acceleration, or otherwise, at the rate of three percent (3.00%) per annum (the “Interest Rate”), and thereafter, in accordance with the terms of this Note, at the Default Rate (as hereinafter defined and governed), together with any costs, expenses and attorneys’ fees incurred by Holder pursuant to the provisions hereof. Any amounts that remain unpaid after the Maturity Date shall thereafter bear interest at the rate of twelve percent (12%) per annum (the “Default Rate”). Interest as aforesaid shall be calculated on the basis of actual number of days elapsed over a year of 360 days.

The Principal Sum and all accrued interest on this Note shall be due on September 1, 2018 or such earlier date as provided for in Section 5 hereof (the “Maturity Date”). The Maturity Date is subject to acceleration in accordance with Section 4 hereof.

Section 1.             Promissory Note. This Note is a direct debt obligation of the Company and, pursuant to the Sixth Consolidated, Amended and Restated Security Agreement dated as of June 1, 2017 (the “A/R Security Agreement”) all of the Company’s obligations hereunder are secured by a first priority perfected security interest in all of the assets of the Company (the “Security”) for the benefit of the Holder.

Section 2.             Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note the following terms shall have the following meanings:

“Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

“Event of Default” shall have the meaning set forth in Section 6.

“Fundamental Transaction” shall have the meaning set forth in Section 4.

“Liquidity Event” shall have the meaning set forth in Section 5.

“Original Issue Date” means the date of the first issuance of this Note regardless of the number of transfers of any Note and regardless of the number of instruments which may be issued to evidence such Note.

“Person” means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

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“Subsidiary” means any Person in which the Company owns more than 50% of the outstanding equity.

Section 3.              Registration of Transfers and Exchanges.

a)             Different Denominations. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations as requested by the Holder surrendering the same, no service charge will be made for such registration of transfer or exchange.

b)             Reliance on Note Register. Prior to due presentment to the Company for transfer of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered on the Company’s books and records as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 4.             Acceleration of Maturity Date. If, at any time while this Note is outstanding: (A) the Company effects any merger or consolidation of the Company with or into another Person, (B) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, immediately prior to the occurrence of such Fundamental Transaction the Principal Sum and all accrued but unpaid interest payable hereunder shall automatically become, at the Holder’s election, immediately due and payable in cash.

Section 5.             Mandatory Prepayment, Partial Prepayment. If, at any time while this Note is outstanding, the Company receives in the aggregate, from a single or multiple “Liquidity Events” (as defined below), gross proceeds in excess of $10,000,000 (“Gross Proceeds”), then, in such event, a payment, in the aggregate (each, a “Mandatory Prepayment Amount”), in reduction of the amount then outstanding under this Note and any other note from the Company to the Holder shall immediately be due and payable in an amount equal to twenty-five (25%) percent of the Gross Proceeds received (each, a “Mandatory Prepayment Event”). The Mandatory Prepayment Amount shall be allocated pro rata to reduce the amount then outstanding under this Note and any other note from the Company to the Holder. A “Liquidity Event” shall mean each of (a) the sale of any of the Company’s equity, or equity-linked, securities, and (b) the receipt of proceeds, directly or indirectly related to a development and/or commercialization relationship entered into with an unaffiliated third party.

Section 6.              Events of Default.

a)             Event of Default. Wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i.            any default in the payment of (A) the principal, or (B) interest on this Note or any other note issued by the Company to the Holder as and when the same shall become due and payable (whether on the Maturity Date, upon a Mandatory Prepayment Event or by acceleration or otherwise) which default is not cured within ten (10) Business Days after written notice from the Holder;

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ii.            (A) there is commenced against the Company or any Subsidiary thereof a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any Subsidiary thereof which remains undismissed for a period of 60 days; or (B) the Company or any Subsidiary thereof is adjudicated by a court of competent jurisdiction insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or (C) the Company or any Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days.

b)             Remedies Upon Event of Default. If any Event of Default occurs, the full principal amount of this Note, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become, at the Holder’s election, immediately due and payable in cash. The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a Note holder until such time, if any, as the full payment under this Section shall have been received by it. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 7.              Miscellaneous.

a)             Priority of Payment. Payments under this Note shall be applied first to accrued and unpaid interest and then to the Principal Sum outstanding. All amounts due under this Note shall be payable without setoff, counterclaim or any other deduction whatsoever.

b              Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service, addressed to the Company, at 131 Columbia Turnpike, Suite 1, Florham Park, NJ 07932, attention: Chief Financial Officer, or such other address or facsimile number as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service addressed to the Holder at the facsimile, telephone number or address of such Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:30 p.m. (New York City time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 5:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

c)             Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, interest and liquidated damages (if any) on, this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company.

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d)             Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof; and indemnity, if requested, all reasonably satisfactory to the Company.

e)             Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note, and any claim, controversy or dispute arising under or related to this Note, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties hereunder shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations or enforcement of this Note (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state or federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

f)              Waiver. Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver must be in writing.

g)             Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and due Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, binder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

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h)             Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

i)              Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

PROTALEX, INC.

By:
Kirk M. Warshaw, Chief Financial Officer

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EXHIBIT B

SIXTH CONSOLIDATED, AMENDED AND RESTATED SECURITY AGREEMENT

THIS SIXTH CONSOLIDATED, AMENDED AND RESTATED SECURITY AGREEMENT (this “Agreement”), dated as of June 1, 2017, is made by and between Protalex, Inc., a Delaware corporation (the “Grantor”), and Niobe Ventures, LLC (the “Secured Party”) and amends and restates the Security Agreements by and between Grantor and Secured Party described on Exhibit B hereto.

WHEREAS, the Grantor has issued to the Secured Party a Consolidated, Amended and Restated Promissory Note in the principal amount of Nine Million Two Hundred Nineteen Thousand Three Hundred Sixty Six and 67/100 Dollars ($9,219,366.67) (the “Consolidated Note”); and

WHEREAS, the Grantor and the Secured Party have entered into a Fourth Amended and Restated 2014 Credit Facility Agreement, dated of even date hereof, pursuant to which the Secured Party may loan to the Grantor up to an incremental $1.8 million for an aggregate of $13.05 million (the “Credit Facility Agreement”); and

WHEREAS, the Grantor and the Secured Party have agreed to execute and deliver this Agreement, among other things, to continue to secure the obligations of the Grantor to the Secured Party under the Consolidated Note and any incremental notes issued pursuant to the Credit Facility Agreement.

NOW, THEREFORE, The Grantor and the Secured Party hereby agree as follows:

SECTION 1.          Definitions; Interpretation.

(a)          As used in this Agreement, the following terms shall have the following meanings:

“Collateral” means the property described on Exhibit A attached hereto and all Negotiable Collateral and Intellectual Property to the extent not described on Exhibit A, except (i) to the extent any such property is nonassignable by its terms without the consent of the licensor thereof or another party (but only to the extent such prohibition on transfer is enforceable under applicable law, including, without limitation, applicable provisions of the New York Uniform Commercial Code as amended or supplemented from time to time.), or (ii) the granting of a security interest in such property is contrary to applicable law, provided that upon the cessation of any such restriction or prohibition, such property shall automatically become part of the Collateral.

“Copyrights” means any and all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held.

“Event of Default” has the meaning set forth in the Note.

“Intellectual Property” means all of Grantor’s right, title, and interest in and to the following, except to the extent any security interest hereunder would cause any application for a Trademark to be deemed invalidated, canceled or abandoned due to the grant and/or enforcement of such security interest, including, without limitation, all U.S. trademark applications that are based on an intent-to-use, unless and until such time that the grant and/or enforcement of the security interest will not affect the status or validity of such trademark:

(a)	Copyrights, Trademarks and Patents;

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(b)	and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

(c)	and all design rights which may be available to Grantor now or hereafter existing, created, acquired or held;

(d)	and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

(e)	licenses or other rights to use any of the Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights;

(f)	amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents; and

(g)	proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

“Lien” means any mortgage, deed of trust, pledge, security interest, assignment, deposit arrangement, charge or encumbrance, lien, or other type of preferential arrangement.

“Obligations” means the indebtedness, liabilities and other obligations of the Grantor to the Secured Party under the Consolidated Note including without limitation, the unpaid principal of the Consolidated Note and all interest accrued thereon payable by the Grantor to the Secured Party thereunder or in connection therewith.

“Patents” means all patents, patent applications and like protections, including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Permitted Liens” mean: (i) Liens in favor of the Secured Party in respect of the Obligations hereunder; (ii) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and which are adequately reserved for in accordance with GAAP; (iii) Liens of materialmen, mechanics, warehousemen, carriers or employees or other like Liens arising in the ordinary course of business and securing obligations either not delinquent or being contested in good faith by appropriate proceedings; (iv) Liens consisting of deposits or pledges to secure the payment of worker’s compensation, unemployment insurance or other social security benefits or obligations, or to secure the performance of bids, trade contracts, leases, public or statutory obligations, surety or appeal bonds or other obligations of a like nature incurred in the ordinary course of business; (v) easements, rights of way, servitudes or zoning or building restrictions and other minor encumbrances on real property and irregularities in the title to such property which do not in the aggregate materially impair the use or value of such property or risk the loss or forfeiture of title thereto; and (vi) Liens upon or in any equipment now or hereafter acquired or held by the Grantor to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing or refinancing the acquisition of such equipment, provided that the Lien is confined solely to the equipment so acquired and accessions thereon and proceeds thereof.

“Person” means an individual, corporation, partnership, joint venture, trust, unincorporated organization, governmental agency or authority, or any other entity of whatever nature.

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“Trademarks” means any trademark and service mark rights, whether registered or not, applications to register and registrations of the same and like protections, and the parts of the goodwill of the business connected with the use of and symbolized by such marks.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York.

(b)          Where applicable and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the UCC.

(c)          In this Agreement, (i) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined; (ii) the captions and headings are for convenience of reference only and shall not affect the construction of this Agreement; (iii) the words “hereof,” “herein,” “hereto,” “hereunder” and the like mean and refer to this Agreement as a whole and not merely to the specific Article, Section, subsection, paragraph or clause in which the respective word appears; (iv) the words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation;” and (v) the term “or” shall not be limiting.

SECTION 2.          Security Interest.

(a)          Subject to the Permitted Liens, as security for the payment and performance of the Obligations, the Grantor hereby pledges, assigns and grants to the Secured Party a security interest in all of the Grantor’s right, title and interest in, to and under all of the Collateral (other than as set forth in Section 2(b) hereof).

(b)          Notwithstanding the foregoing, except for fixtures (to the extent covered by Article 9 of the UCC), such grant of a security interest shall not extend to, and the term “Collateral” shall not include, any asset which would be real property under the law of the jurisdiction in which it is located.

(c)          This Agreement shall create a continuing security interest in the Collateral that shall remain in effect until terminated in accordance with the provisions hereof.

SECTION 3.          Financing Statements, Etc. The Grantor hereby authorizes the Secured Party to file (with a copy thereof to be provided to the Grantor contemporaneously therewith), at any time and from time to time thereafter, all financing statements, financing statement assignments, continuation financing statements, and UCC filings, in form reasonably satisfactory to the Secured Party. The Grantor shall execute and deliver and shall take all other action, as the Secured Party may reasonably request, to perfect and continue perfected, maintain the priority of or provide notice of the security interest of the Secured Party in the Collateral (subject to the terms hereof) and to accomplish the purposes of this Agreement. Without limiting the generality of the foregoing, the Grantor ratifies and authorizes the filing by the Secured Party of any financing statements filed prior to the date hereof that accomplish the purposes of this Agreement.

SECTION 4.          Representations and Warranties. The Grantor represents and warrants to the Secured Party that:

(a)          Grantor is a business entity duly formed, validly existing and in good standing under the law of the jurisdiction of its organization and has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.

(b)          The execution, delivery and performance by the Grantor of this Agreement has been duly authorized by all necessary corporate action of the Grantor, and this Agreement constitutes the legal, valid and binding obligation of the Grantor, enforceable against the Grantor in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting enforcement of creditors’ rights generally, as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

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(c)          Except for the filing of appropriate financing statements, no authorization, consent, approval, license, exemption of, or filing or registration with, any governmental authority or agency, or approval or consent of any other Person, is required for the due execution, delivery or performance by the Grantor of this Agreement unless the same has already been obtained or is being obtained simultaneously in connection herewith.

(d)          This Agreement creates a security interest that is enforceable against the Collateral in which the Grantor now has rights and will create a security interest that is enforceable against the Collateral in which the Grantor hereafter acquires rights at the time the Grantor acquires any such rights.

(e)          The Grantor has the right and power to grant the security interests in the Collateral to the Secured Party in the Collateral, and the Grantor is the sole and complete owner of the Collateral, free from any Lien other than the Permitted Liens.

SECTION 5.          Covenants of the Grantor. Until this Agreement has terminated in accordance with the terms hereof, the Grantor agrees to do the following:

(a)          The Grantor shall give prompt written notice to the Secured Party (and in any event not later than ten (10) days following any change described below in this subsection) of: (i) any change in the Grantor’s name; (ii) any changes in the Grantor’s identity or structure in any manner which might make any financing statement filed hereunder incorrect or misleading; or (iii) any change in jurisdiction of organization; provided that the Grantor shall not locate any Collateral outside of the United States nor shall the Grantor change its jurisdiction of organization to a jurisdiction outside of the United States.

(b)          The Grantor shall not surrender or lose possession of, sell, lease, rent or otherwise dispose of or transfer any of the Collateral or any right or interest therein, except in the ordinary course of business consistent with past practice and except to the extent of equipment that is obsolete or no longer useful to its business.

(c)          The Grantor shall keep the Collateral free of all Liens except the Permitted Liens.

SECTION 6.          Collection of Accounts. The Grantor shall endeavor in the first instance diligently to collect all amounts due or to become due on or with respect to the accounts and other rights to payment.

SECTION 7.          Authorization; Secured Party Appointed Attorney-in-Fact. The Secured Party shall have the right, to, in the name of the Grantor, or in the name of the Secured Party or otherwise, upon notice to, but without the requirement of assent by the Grantor, and the Grantor hereby constitutes and appoints the Secured Party (and any employees or agents designated by a Secured Party) as the Grantor’s true and lawful attorney-in-fact, with full power and authority to: (i) assert, adjust, sue for, compromise or release any claims under any policies of insurance; and (ii), execute any and all such other documents and instruments, and do any and all acts and things for and on behalf of the Grantor, that such Secured Party may deem necessary or advisable to maintain, protect, realize upon and preserve the Collateral and the Secured Party’s security interests therein and to accomplish the purposes of this Agreement. The Secured Party agrees that, except upon and during the continuance of an Event of Default, it shall not exercise the power of attorney, or any rights granted to the Secured Party under this Section 7. The foregoing power of attorney is coupled with an interest and is irrevocable so long as the Obligations have not been indefeasibly paid and performed in full and the commitments not terminated. The Grantor hereby ratifies, to the extent permitted by law, all that the Secured Party shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this Section 7.

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SECTION 8.          Remedies.

(a)          Upon the occurrence and during the continuance of an Event of Default, the Secured Party shall have, in addition to all other rights and remedies granted to the Secured Party in this Agreement or the Consolidated Note, all rights and remedies of a secured party under the UCC and other applicable laws. Without limiting the generality of the foregoing, upon the occurrence and during the continuance of an Event of Default, the Secured Party may sell, resell, lease, use, assign, license, sublicense, transfer or otherwise dispose of any or all of the Collateral in its then condition or following any commercially reasonable preparation or processing (utilizing in connection therewith any of Grantor’s assets, without charge or liability to any Secured Party therefor) at public or private sale, by one or more contracts, in one or more parcels, at the same or different times, for cash or credit, or for future delivery without assumption of any credit risk, all as the Secured Party deem advisable; provided, however, that the Grantor shall be credited with the net proceeds of sale only when such proceeds are finally collected by the Secured Party. Each Secured Party shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption, which right or equity of redemption the Grantor hereby releases, to the extent permitted by law. The Grantor hereby agrees that the sending of notice by ordinary mail, postage prepaid, to the address of the Grantor set forth herein or subsequent address that the Grantor provides to the Secured Party in writing, of the place and time of any public sale or of the time after which any private sale or other intended disposition is to be made, shall be deemed reasonable notice thereof if such notice is sent ten (10) business days prior to the date of such sale or other disposition or the date on or after which such sale or other disposition may occur.

(b)          The cash proceeds actually received from the sale or other disposition or collection of the Collateral, and any other amounts received in respect of the Collateral the application of which is not otherwise provided for herein shall be applied first, to the payment of the reasonable costs and expenses of the Secured Party in exercising or enforcing their rights hereunder and in collecting or attempting to collect any of the Collateral, and to the payment of all other amounts payable to the Secured Party pursuant to Section 12 hereof; and second, to the payment of the Obligations. Any surplus thereof that exists after payment and performance in full of the Obligations shall be promptly paid over to the Grantor or otherwise disposed of in accordance with the UCC or other applicable law. The Grantor shall remain liable to the Secured Party for any deficiency that exists after any sale or other disposition or collection of the Collateral.

SECTION 9.          Certain Waivers.

(a)          The Grantor waives, to the fullest extent permitted by law: (i) any right of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling of the Collateral or other collateral or security for the Obligations; (ii) any right to require the Secured Party to: (A) proceed against any Person, (B) exhaust any other collateral or security for any of the Obligations, (C) pursue any remedy in the Secured Party’s power or (D) except as provided herein or in the Consolidated Note, make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Collateral; and (iii) all claims, damages and demands against the Secured Party arising out of the repossession, retention, sale or application of the proceeds of any sale of the Collateral.

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SECTION 10.         Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by nationally-recognized overnight courier or by registered or certified mail, postage prepaid, return receipt requested or by facsimile, with confirmation as provided above addressed as follows:

If to Grantor:

Protalex, Inc.

131 Columbia Turnpike, Suite 1,

Florham Park, NJ 07932

Attention: Chief Financial Officer

With copies to

Morse, Zelnick, Rose & Lander LLP

825 Third Avenue, 16th Floor

New York, NY 10022

Attention: Kenneth S. Rose, Esq.
Fax: 212-208-6809

If to the Secured Party:

Niobe Ventures, LLC

c/o Arnold P. Kling

410 Park Avenue, Suite 1710

New York, NY 10021

Attention: Arnold Kling, Managing Member

Fax: 212-713-1818

With a copy to

Morse, Zelnick, Rose & Lander LLP

825 Third Avenue, 16th Floor

New York, NY 10022

Attention: Kenneth S. Rose, Esq.

Fax: 212-208-6809

SECTION 11.         No Waiver; Cumulative Remedies. No failure on the part of the Secured Party to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to the Secured Party.

SECTION 12.         Costs and Expenses. The Grantor agrees to pay all reasonable costs and expenses of the Secured Party, in connection with the enforcement and preservation of any rights or interests under, this Agreement and the protection, sale or collection of, or other realization upon, any of the Collateral, including all reasonable expenses of taking, collecting, holding, sorting, handling, preparing for sale, selling or the like and other such expenses of sales and collections of the Collateral.

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SECTION 13.         Binding Effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Grantor, the Secured Party and their respective successors and assigns.

SECTION 14.         Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York without regard to principles of conflict of laws.

SECTION 15.         Entire Agreement; Amendment. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and shall not be amended except by the written agreement of the Grantor and the Secured Party. Notwithstanding the foregoing, this Agreement may not be amended and any term hereunder may not be waived with respect to any Secured Party without the written consent of such Secured Party unless such amendment or waiver applies to all Secured Party in the same fashion.

SECTION 16.         Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be valid, legal and enforceable under all applicable laws and regulations. If, however, any provision of this Agreement shall be invalid, illegal or unenforceable under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be invalid, illegal or unenforceable only to the extent of such invalidity, illegality or limitation on enforceability without affecting the remaining provisions of this Agreement, or the validity, legality or enforceability of such provision in any other jurisdiction.

SECTION 17.         Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

SECTION 18.         Termination. Upon the payment and performance in full of all Obligations, this Agreement shall terminate and the Secured Party shall promptly, at the cost of the Grantor, execute and deliver to the Grantor such documents and instruments reasonably requested by the Grantor as shall be necessary to evidence termination of all security interests given by the Grantor to the Secured Party hereunder; provided, however, that the obligations of the Grantor under Section 12 hereof shall survive such termination.

SECTION 19.         Waiver. Any waiver by the Grantor or the Secured Party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of the Grantor or the Secured Party to insist upon strict adherence to any provision of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that provision or any other provision of this Note. Any waiver must be in writing.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

GRANTOR:

PROTALEX, INC.

By:
Kirk M. Warshaw, Chief Financial Officer

NIOBE VENTURES, LLC

By:
Arnold P. Kling, Manager

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EXHIBIT A

COLLATERAL DESCRIPTION ATTACHMENT TO SECURITY AGREEMENT

DEBTOR	PROTALEX, INC., a Delaware corporation

SECURED PARTY:	Niobe Ventures, LLC

All personal property of Grantor (herein referred to as “Grantor” or “Debtor”) whether presently existing or hereafter created or acquired, and wherever located including, without limitation:

(a)	all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Grantor’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records; provided that notwithstanding the foregoing, "Collateral" shall not include more than 65% of the stock of any subsidiary that is not incorporated, formed or organized under the laws of the United States, any state thereof or the District of Columbia (a "Foreign Subsidiary"), or more than 65% of the stock of any subsidiary substantially all of the assets of which are stock in Foreign Subsidiaries;

(b)	all common law and statutory copyrights and copyright registrations, applications for registration, now existing or hereafter arising, in the United States of America or in any foreign jurisdiction, obtained or to be obtained on or in connection with any of the foregoing, or any parts thereof or any underlying or component elements of any of the foregoing, together with the right to copyright and all rights to renew or extend such copyrights and the right (but not the obligation) of Secured Party to sue in their own name and/or in the name of the Debtor for past, present and future infringements of copyright;

(c)	all trademarks, service marks, trade names and service names and the goodwill associated therewith, together with the right to trademark and all rights to renew or extend such trademarks and the right (but not the obligation) of Secured Party to sue in their own name and/or in the name of the Debtor for past, present and future infringements of trademark;

(d)	all (i) patents and patent applications filed in the United States Patent and Trademark Office or any similar office of any foreign jurisdiction, and interests under patent license agreements, including, without limitation, the inventions and improvements described and claimed therein, (ii) licenses pertaining to any patent whether Debtor is licensor or licensee, (iii) income, royalties, damages, payments, accounts and accounts receivable now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iv) right (but not the obligation) to sue in the name of Debtor and/or in the name of Secured Party for past, present and future infringements thereof, (v) rights corresponding thereto throughout the world in all jurisdictions in which such patents have been issued or applied for, and (vi) reissues, divisions, continuations, renewals, extensions and continuations-in-part with respect to any of the foregoing; and

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(e)	any and all cash proceeds and/or non-cash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment. All terms above have the meanings given to them in the New York Uniform Commercial Code, as amended or supplemented from time to time.

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EXHIBIT B

PRIOR SECURITY AGREEMENTS

1.	THE CONSOLIDATED, AMENDED AND RESTATED SECURITY AGREEMENT, dated as of October 11, 2013, by and between Protalex, Inc. and Niobe Ventures, LLC.

2.	THE SECOND CONSOLIDATED, AMENDED AND RESTATED SECURITY AGREEMENT, dated as of November 4, 2014, by and between Protalex, Inc. and Niobe Ventures, LLC.

3.	THE THIRD CONSOLIDATED, AMENDED AND RESTATED SECURITY AGREEMENT, dated as of December 1, 2015, by and between Protalex, Inc. and Niobe Ventures, LLC.

4.	THE FOURTH CONSOLIDATED, AMENDED AND RESTATED SECURITY AGREEMENT, dated as of June 30, 2016, by and between Protalex, Inc. and Niobe Ventures, LLC.

5.	THE FIFTH CONSOLIDATED, AMENDED AND RESTATED SECURITY AGREEMENT, dated as of October 31, 2016, by and between Protalex, Inc. and Niobe Ventures, LLC.

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